Exhibit 2

                             Rules and Regulations

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                            THE RULES AND REGULATIONS

                                       OF

                  PHOENIX MUTUAL VARIABLE ACCUMULATION ACCOUNT


                                    ARTICLE I


                                   Definitions
                                   -----------

The following terms have the indicated meanings as used in these Rules and
Regulations:

1.  ACCOUNT: Phoenix Mutual Variable Accumulation Account.

2. Annuitant: The person on whose life the variable accumulation contract is issued.

3. BOARD OF MANAGERS: Those persons originally appointed by Phoenix Mutual and subsequently elected annually by the owners, and who shall have those responsibilities and duties as set forth herein.

4.  CONTRACT: Variable accumulation contract.

5. OWNERS: The person or entity, usually the one to whom the variable accumulation contract is issued, who has the sole right to exercise all rights and privileges under an outstanding variable contract except as otherwise provided in the contract.

6. OUTSTANDING CONTRACT: A contract which has not reached the maturity date shown on the schedule page of the contract or as may be later agreed upon in writing.

7.  PHOENIX MUTUAL: Phoenix Mutual Life Insurance Company.

8. Unit: A standard of measurement used in determining the beneficial ownership interest in a Sub-account of the Account.

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                                   ARTICLE II

                               Meetings of Owners
                               ------------------

Section 1. ANNUAL MEETING. The annual meeting of Owners for: (1) the election of members of the Board of Managers of the Account; (2) ratification of the selection of an independent public accountant for the Account; (3) approval, amendments or other action with respect to the investment advisory agreement; (4) changes in fundamental investment policies and restrictions of the Account; and (5) such other business as may properly be brought before the meeting shall be held within each fiscal year of the Account; such date shall be designated annually by the Board of Managers. Any business of the Account may be transacted at the annual meeting without being specifically designated in the notice, except such business as is specifically required to be stated in the notice.

Section 2. SPECIAL MEETINGS. Special Meetings of the Owners, unless otherwise provided by law, may be called for any purpose or purposes by a majority of the Board of Managers.

Section 3. PLACE OF MEETINGS. The annual meeting, and any special meetings, of the Owners shall be held at such place within the United States as the Board of Managers may from time to time determine.

Section 4. NOTICE OF MEETINGS; WAIVER OF NOTICE. Notice of the place, date, and time of the holding of each annual or special meeting of the Owners and the purpose or purposes of each such annual meeting of the Owners and the purpose or purposes of each such special meeting shall be given personally or by mail, not less than ten or more than sixty days before the date of such meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the Owner at his address as it appears on the records of the Account, with postage thereon prepaid.

              Notice of any meeting of Owners shall be deemed waived by any Owner who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice that is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Managers, after the adjournment, shall fix a new record date for an adjourned meeting, or unless the adjournment is for more than thirty days in the aggregate, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

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Section 5.    QUORUM. At all meetings of the Owners, the holders of a majority of the number of votes represented by outstanding contracts entitled to vote at the meeting who are present in person or by proxy shall constitute a quorum for the transaction of any business except as otherwise provided by statute or these Rules and Regulations. In the absence of a quorum no business may be transacted except that the holders of a majority of the number of votes represented by outstanding Contracts who are present in person or by proxy and who are entitled to vote may adjourn the meeting from time to time without notice other than announcement thereat except as otherwise required by these Rules and Regulations, until the holders of the requisite number of votes shall be so present. At any such re-convened meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of votes of outstanding contracts in excess of a majority thereof that may be required by the Investment Company Act of 1940, as amended, or other applicable statute, or these Rules and Regulations for action upon any given matter shall not prevent action at such meeting upon any other matter or matters that may properly come before the meeting if there shall be present thereat, in person or by proxy, holders of the number of votes required for action in respect of such other matter or matters.

Section 6. ORGANIZATION. At each meeting of the Owners, the Chairman of the Board of Managers, or in his absence or inability to act, the Vice Chairman of the Board of Managers shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 7. ORDER OF BUSINESS. The order of business at all meetings of the Owners shall be as determined by the chairman of the meeting.

Section 8. VOTING. Except as otherwise provided herein or by statute, each Owner of record entitled to vote at such meeting shall be entitled at each meeting of the Owners to one vote for each full Unit (with proportionate voting for fractional Units) credited on the record date to each Contract owned by such Owner under which annuity payments have not commenced. The record date shall be determined pursuant to Section 9 of this Article II, or if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or
              (ii) the thirtieth day before the meeting.

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              Each Owner entitled to vote at any meeting of Owners may authorize another person or persons to act for him by a proxy signed by such Owner or his attorney-in-fact. Every proxy shall be revocable at the pleasure of the Owner executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law or the Contract.

              Notwithstanding anything to the contrary, an Annuitant or other payee may instruct the Owner as to the voting of that number of votes which is attributable to purchase payments, if any, contributed by such Annuitant (and any additional votes to the extent authorized by the tax qualified plan). In such case Owners are to cast votes in accordance with such instructions and are to cast votes for which instructions have not been received from persons entitled to give them in the same proportions as other votes of the Owner which are to be voted in accordance with instructions received. Any other votes attributable to a Contract may be cast as the Owner may determine. Owners shall be furnished with proxy soliciting materials for distribution to Annuitants and other payees, if any, who are permitted to give voting instructions. The Account, the Board of Managers and Phoenix Mutual do not have any obligation to determine whether or not voting instructions are requested or received by an Owner or whether or not any Owner has cast votes in accordance with instructions given.

              Except as otherwise provided by statute, or these Rules and Regulations, any action to be taken by vote of the Owners shall be authorized by a majority of the total votes cast at a meeting of Owners by the holders of outstanding contracts present in person or represented by proxy and entitled to vote on such action; provided that, if any action is required to be taken by the Majority Vote of the Outstanding Contracts, then such action shall be taken if approved by the vote of Owners having more than 50% of the number of votes represented by out-standing Contracts or, if it is less, having 67% or more of the votes represented at a meeting at which more than 50% of such number of votes are present or represented by proxy.

              Unless required by statute or these Rules and Regulations, or determined by the chairman of the meeting to be advisable, any vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the Owner voting, or by his proxy, if there be such proxy, and shall state the number of units voted.

Section 9. FIXING OF RECORD DATE. The Board of Managers may fix, in advance, a record date not more than sixty nor less than ten days before the date then fixed for the holding of any meeting of the Owners. All persons who were Owners of record of outstanding contracts at such time, and no

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              others, shall be entitled to vote at such meeting and any
              adjournment thereof.

Section 10. INSPECTORS. The Board of Managers may, in advance of any meeting of Owners, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of Contracts outstanding and the number of votes under each Contract, the number of votes represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots, or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote in fairness to all Owners. On request of the chairman of the meeting, the inspectors shall make a report in writing of any challenge, request, or matter determined by them and shall execute a certificate of any fact found by them. No member of the Board of Managers or candidate for same shall act as inspector of an election of managers. Inspectors need not be Owners.

Section 11. CONSENT OF OWNERS IN LIEU OF MEETING. Except as otherwise provided by statutes, any action required to be taken at any annual or special meeting of Owners, or any action that may be taken at any annual or special meeting of such Owners, may be taken without a meeting, without prior notice, and without a vote, if the following are filed with the permanent records of Owners' meetings: (i) a unanimous written consent that sets forth the action and is signed by each Owner entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each Owner entitled to notice of the meeting but not entitled to vote thereat.


                                   ARTICLE III

                                Board of Managers
                                -----------------

Section 1. GENERAL POWERS. The principal duties and functions of the Board of Managers are to represent the interests of Phoenix Mutual, Owners of Contracts and others having a beneficial interest in the Account to the extent required by State or Federal law. The Board of Managers is also responsible for supervising the parties having contracts and agreements with the Account and supervising the investment and reinvestment of the assets of each


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              sub-account to the extent required by the Investment Company Act of 1940. The Board of Managers shall, at the option of Phoenix Mutual, be relieved of such duties and responsibilities if and when the State law or the Investment Company Act of 1940 or the rules and regulations promulgated thereunder is revised to enable such actions by Phoenix Mutual.

Section 2. NUMBER OF MANAGERS. The number of members of the Board of Managers initially shall be five (5) but such number may be changed from time to time by resolution of the Board of Managers adopted by a majority of the Managers then in office; provided, however, that the number of members of the Board shall in no event be less than three (3). Any vacancy created by an increase in managers may be filed in accordance with Section 7 of this Article III. No reduction in the number of managers shall have the effect of removing any manager from office before the expiration of his term unless such manager is specifically removed pursuant to Section 6 of this Article III at the time of such reduction. Members of the Board of Managers need not be Owners but the Board of Managers shall be comprised of persons eligible to so serve under the Investment Company Act of 1940, as amended.

Section 3. ELECTION AND TERM OF BOARD OF MANAGERS. Managers shall be elected to one year terms. Such elections shall be at the annual meeting of Owners or a special meeting held for that purpose. The term of office of each Manager shall begin from the time of his election and qualification until his successor shall have been elected and shall have qualified, or, if earlier, the death, resignation, or removal of such Manager as hereinafter provided in these Rules and Regulations or as otherwise provided by statute.

Section 4. ELECTION OF SECRETARY. The Secretary to the Board of Managers shall be elected by the Board and shall hold office for the term of one year or until his successor is duly elected. The initial Secretary shall be appointed by Phoenix Mutual.

Section 5. RESIGNATION. A Manager of the Account may resign at any time by giving written notice of his resignation to the Board of Managers. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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Section 6.    REMOVAL OF MANAGERS. Any Manager of the Account may be removed by the Owners by a vote of a majority of the votes entitled to be cast on the matter at any meeting of Owners, duly called and at which a quorum is present.

Section 7. VACANCIES. Any vacancies in the Board of Managers, whether arising from death, resignation, removal, an increase in the number of managers, or from any other cause, shall be filled by a majority vote of the Board of Managers if immediately after so filling any such vacancy at least two-thirds of the Managers then holding office shall have been elected to such office by the Owners at any annual or special meeting.

Section 8. PLACE OF MEETINGS. Meetings of the Board may be held at such place as the Board may from time to time determine or as shall be specified in the notice of such a meeting.

Section 9. REGULAR MEETINGS. Regular meetings of the Board may be held without notice at such time as may be determined by the Board of Managers.

Section 10. SPECIAL MEETINGS. Special meetings of the Board of Managers may be called by two or more Managers of the Account or by the Chairman of the Board of Managers.

Section 11. ANNUAL MEETING. The annual meeting of each newly elected Board of Managers shall be held as soon as practicable after the meeting of Owners at which the managers were elected. No notice of such annual meeting shall be necessary if held immediately after the adjournment, and at the site, of the meeting of Owners. If not so held, notice shall be given as hereinafter provided for special meetings of the Board of Managers.

Section 12. NOTICE OF SPECIAL MEETINGS. Notice of each special meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each Manager, either personally or by telephone, cable, or wireless, at least twenty-four hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held.

Section 13. WAIVER OF NOTICE OF MEETINGS. Notice of any special meeting need not be given to any Manager who shall, either before or after the meeting, sign a written waiver of notice or who shall attend such meeting. Except as otherwise specifically required by these Rules and Regulations, a notice or waiver of notice of any meeting need not state the purposes of such meeting.

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Section 14.   QUORUM AND VOTING. A majority of the Managers of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by these Rules and Regulations, the Investment Company Act of 1940, as amended, or other applicable statute, the act of a majority of the Managers present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the Managers present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the Managers who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other Managers. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 15. ORGANIZATION. The Board of Managers shall designate a Chairman of the Board, who shall preside at each meeting of the Board, and a Vice Chairman who, in the absence or inability of the Chairman of the Board to preside at a meeting shall act as chairman of the meeting and preside thereat. In the absence or inability of the Chairman or Vice Chairman to preside at a meeting, another Manager chosen by a majority of the Managers present, shall act as a chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

Section 16. WRITTEN CONSENT OF MANAGERS IN LIEU OF A MEETING. Any action required or permitted to be taken at any meeting of the Board of Managers or of any committee thereof may be taken without a meeting if all members of the Board or of the committee, as the case may be, consent thereto in writing, and the writing or writings are filed with minutes of the proceedings of the Board of Managers or any committee thereof.

Section 17. COMPENSATION. Phoenix Mutual, not the Account, is responsible for the payment of the compensation of members of the Board of Managers and its Secretary.

Section 18. INVESTMENT POLICIES. It shall be the duty of the Board of Managers to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of each Sub-account of the Account are at all times consistent with the investment policies and restrictions with respect to securities investments and otherwise of each Sub-account and the Account, as recited in these Rules and Regulations and the current Prospectus of the Account filed from time to time with the Securities and Exchange Commission and as required by the Investment Company Act of 1940, as amended. The Board of Managers, however, may delegate the duty of management of the assets to an investment adviser pursuant to a written contract or contracts which have obtained the requisite approvals, including the requisite approvals of renewals thereof, of the Board of Managers or the Owners in accordance with the provisions of the Investment Company Act of 1940, as amended.


                                   ARTICLE IV

                                 Indemnification
                                 ---------------

Phoenix Mutual, not the Account, shall indemnify each member of the Board of Managers against losses by reason of failure (other than through willful misfeasance, bad faith, reckless disregard or gross negligence) to take any action relating to the investment or reinvestment of assets in the Account.


                                    ARTICLE V

                                   Fiscal Year
                                   -----------

Unless otherwise determined by the Board of Managers, the fiscal year of the Account shall end on the 31st day of December each year.


                                   ARTICLE VI

                                   Custodians
                                   ----------

All securities, other investments and cash shall be deposited in the safekeeping of such banks or other companies as the Board of Managers of the Account may from time to time determine. Every arrangement entered into with any bank or other company for the safekeeping of the securities and investments of the Account shall contain provisions complying with the Investment Company Act of 1940, as amended, and the general rules and regulations thereunder.

                                   ARTICLE VII

                         Independent Public Accountants
                         ------------------------------

The firm of independent public accountants that will sign or certify the financial statements of the Account that are filed with the Securities and Exchange Commission shall be selected annually by the Board of Managers and ratified by the Owners in accordance with the provisions of the Investment Company Act of 1940, as amended.


                                  ARTICLE VIII

                                 Annual Reports
                                 --------------

Section 1. ANNUAL FINANCIAL STATEMENT. The books of account of the Account shall be examined by an independent firm of public accountants at the close of each annual period of the Account and at such other times as may be directed by the Board of Managers. A report to the Owners based upon each such examination shall be mailed to each Owner of the Contracts of record on such date with respect to each report as may be determined by the Board, at his address as the same appears on the books of the Account. Such annual statement shall also be available at the annual meeting of Owners, and placed on file at the Account's principal office in the State of Connecticut. Each such report shall show the assets and liabilities of the Account as of the close of the annual or other period covered by the report and the securities in which the funds of the Account were then invested. Such report shall also show the Account's income and expenses for the period from the end of the Account's preceding fiscal year to the close of the annual or other period covered by the report and any other information required by the Investment Company Act of 1940, as amended, and shall set forth such other matters as the Board of Managers or such firm of independent public accountants shall determine.

Section 2. REPORT OF UNITS CREDITED TO CONTRACTS. The number of Units in each sub-account credited to each Contract and their current value shall be reported to each Owner at least annually.


                                   ARTICLE IX

                              Fundamental Policies
                              --------------------

Section 1.    POLICIES APPLICABLE TO SUB-ACCOUNTS.

              (a) It is the fundamental policy of the Account to follow for each Sub-account the investment policies that are applicable to such Sub-accounts as are set forth in the Prospectus contained in the Registration Statement of the Account at the time such Registration Statement initially was declared effective.

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              (b)   It is the fundamental policy of the Account that no
                    Sub-account will:

                    1. Purchase real estate or any interest therein, except through the purchase of corporate or certain government securities (including securities secured by a mortgage or a leasehold interest or other interest in real estate). A security issued by a real estate or mortgage investment trust is not treated as an interest in real estate.

                    2. Make loans unless secured by cash or cash equivalents for the full value of securities; any interest earned from securities lending will inure to the benefit of the Sub-account which holds such securities.

                    3. Invest in commodities or in commodity contracts or in options, provided, however, that it may write covered call option contracts.

                    4. Engage in the underwriting of securities of other issuers, except to the extent any Sub-account may be deemed an underwriter in selling as part of an offering registered under the Securities Act of 1933 securities which it has acquired.

                    5. Borrow money, except as a temporary measure where such borrowings would not exceed 5% of the market value of total assets at the time each such borrowing is made.

                    6. Invest in restricted securities, which when combined with investment in other restricted securities, exceeds an amount greater than 10% of the value of any Sub-account portfolio at the time any such investment is made.

                    7. Purchase securities on margin, except for short-term credits as may be necessary for the clearance of purchases or sales of securities, or effect a short sale of any security.

                    8. Invest for the purposes of exercising control over or management of any company.

                    9. Unless received as a dividend or as a result of an offer of exchange approved by the Securities and Exchange Commission or of a plan of reorganization, purchase or otherwise acquire any security issued by an investment company if the Sub-account would immediately thereafter own (a) more than 3% of the outstanding voting Stock of the investment company, (b) securities of the investment company having an aggregate value in excess of 5% of the Sub-account's total assets, (c) securities of investment companies having an aggregate value in excess of 10% of the Sub-account's total assets, or (d) together with investment companies having the same investment adviser as the Account (and companies controlled by such investment companies), more than 10% of the outstanding voting stock of any registered closed-end investment company.

                    10. (a) Invest more than 5% of its total assets (taken at market value at the time of each investment) in the securities (other than United States government or government agency securities) of any one issuer (including repurchase agreements with any one bank); and (b) purchase more than either (i) 10% in principal amount of the outstanding debt securities of an insurer, or (ii) 10% of the outstanding voting securities of an issuer, except that such restrictions shall not apply to securities issued or guaranteed by the United States government or its agencies, bank money instruments or bank repurchase agreements.

                    11. Concentrate the portfolio investments in any one industry. No security may be purchased for a Sub-account if such purchase would cause the value of the aggregate investment in any one industry to exceed 25% of the Account's total assets. However, the Money Market Sub-account may invest more than 25% of its assets in the Banking industry.

                    12.  Issue senior securities.

                    13. Enter into repurchase agreements which would cause more than 10% of any Sub-account's total assets (taken at market value) to be subject to repurchase agreements maturing in more than seven days.

Section 2. CHANGING INVESTMENT POLICIES AND RESTRICTIONS. As to each sub-account, the investment policies and restrictions set forth in
              Section 1 above, may not be changed without approval by a majority vote of the outstanding contracts holding units in such sub-account.

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                                    ARTICLE X

                                   Amendments
                                   ----------

These Rules and Regulations or any of them may be amended, altered, or repealed at any regular meeting of the Owners or at any special meeting of the Owners at which a quorum is present or represented, provided that notice of the proposed amendment, alteration, or repeal be contained in the notice of such special meeting. These Rules and Regulations, or any of them except Article IX hereof, may also be amended, altered, or repealed by the affirmative vote of a majority of the Board of Managers at any regular or special meeting of the Board of Managers. Article IX of these Rules and Regulations may be amended, altered, or repealed as it affects each Sub-account only by the vote of majority of the outstanding contracts holding Units of such Sub-account of the Account, at a regular or special meeting of the Owners, the notice of which contains the proposed amendment, alteration, or repeal. A certified copy of these Rules and Regulations, as they may be amended from time to time, shall be kept at the principal office of the Account.


                                   ARTICLE XI

                           Termination of Registration
                           ---------------------------

Phoenix Mutual reserves the right to terminate registration under the Investment Company Act of 1940 to the extent permitted by law or to reorganize and qualify as a unit investment trust under such act, in each case upon approval by a majority vote of the outstanding contracts.